As filed with the Securities and Exchange Commission on June 6, 2005

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 2, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                      1-5706                    58-0971455
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

      8000 Tower Point Drive, Charlotte, NC                      28227
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      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (704) 321-7380
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          (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

The announcement described in Item 4.02 below includes information regarding the results of operations of Metromedia International Group, Inc. (the "Company") for the year ended December 31, 2003 and the quarters ended December 31, 2003, March 31, 2004 and September 30, 2004. See Items 4.02 and 9.01 below.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Company has outstanding $152 million in principal amount of 10 1/2% Senior Notes due 2007 (the "Senior Notes"), which are governed by an indenture (the "Indenture") between the Company and U.S. Bank Trust National Association, a national banking association, as trustee (the "Trustee"). As previously announced by the Company and reported in earlier Securities and Exchange Commission ("SEC") filings, the Company has not filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K"), the timely public filing of which is required under the Indenture.

On April 4, 2005, the Trustee issued a notice that the Company's failure to deliver the Form 10-K to the Trustee is a default under the Indenture and that the Company was required to deliver the Form 10-K, and certain other annual certificates (the "Certificates") as required under the Indenture, to the Trustee no later than June 3, 2005, the sixtieth day following the receipt of the Trustee's notice, in order to avoid an event of default on the Senior Notes. The Company was unable to deliver the Form 10-K and the Certificates to the Trustee on or prior to June 3, 2005 and therefore an event of default has occurred under the Indenture. Upon the occurrence of an event of default, the Trustee or holders of at least 25% of the aggregate principal amount of the Senior Notes outstanding can declare all Senior Notes to be due and payable immediately. If this were to happen, the Company would not have sufficient corporate cash available to meet this obligation.

As announced on June 3, 2005, the Company and the holder of in excess of 80% of the aggregate outstanding principal amount of the Senior Notes have reached an agreement in principle, subject to preparation and execution of definitive documentation, in respect of a waiver of the aforementioned event of default under the Senior Notes through July 15, 2005. No event of default in respect of the foregoing will exist during the period of the waiver and the Senior Notes cannot be declared due and payable immediately based on the foregoing during such period.

On June 3, 2005, the Company issued a press release regarding the event of default. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 2, 2005, the Company concluded that it will be required to restate its previously issued financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 and the quarters ended March 31, June 30 and September 30, 2004 and 2003. The Company's financial statements for those periods and its previously announced unaudited financial results for the year and quarter ended December 31, 2004 should therefore no longer be relied upon.

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On June 3, 2005, MIG issued a press release regarding the restatement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company's management and its Audit Committee have discussed the decision to restate with the Company's independent registered accountants.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

     99.1 Press Release of Metromedia International Group, Inc., dated June 3, 2005.

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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  METROMEDIA INTERNATIONAL GROUP, INC.


                                  By:    /S/ HAROLD F. PYLE, III
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                                  Name:  Harold F. Pyle, III
                                  Title: Executive Vice President Finance, Chief
                                         Financial Officer and Treasurer

Date: June 6, 2005
Charlotte, NC